SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                -----------------

                                    FORM 8-K

                                 CURRENT REPORT
                     PURSUANT TO SECTION 13 OR 15 (d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

                                 JANUARY 5, 2004
                            ------------------------
                Date of Report (Date of earliest event reported)

                       AMERICAN REAL ESTATE PARTNERS, L.P.
           ----------------------------------------------------------
             (Exact Name of Registrant as Specified in its Charter)

DELAWARE                   1-9516                            13-3398766
----------------          --------                         ---------------
(State of Organization)  (Commission File Number)           (IRS Employer
                                                         Identification Number)

                             100 SOUTH BEDFORD ROAD
                               MT. KISCO, NY 10549
                     ---------------------------------------
         (Address of Registrant's Principal Executive Office (Zip Code)

                                 (914) 242-7700
                               ------------------
              (Registrant's telephone number, including area code)

                               ------------------
          (Former Name or Former Address, if Changed Since Last Report)

ITEM 5.  OTHER EVENTS.

     On January 5, 2004 the Company issued a press release, a copy of which is filed as Exhibit 99.1. A subsidiary of the Company has entered into a Membership Interest Purchase Agreement, a copy of which is filed as Exhibit 99.2.

ITEM 7.  FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS.

         (c) Exhibits.

         EXHIBIT NO.    DESCRIPTION
99.1     Press Release of American Real Estate Partners, L.P., dated
         January 5, 2004.
99.2     Membership Interest Purchase Agreement, dated as of January, 5, 2004

                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                 AMERICAN REAL ESTATE PARTNERS, L.P.
                                 (Registrant)

                                  By:     American Property Investors, Inc.
                                          General Partner

                                           By:/s/ John Saldarelli
                                           Chief Financial Officer, Secretary
                                                 and Treasurer

Dated:  January 5, 2004

                                                                  Exhibit 99.1

Contact:  John P. Saldarelli
          Secretary and Treasurer

          (914) 242-7700

                              FOR IMMEDIATE RELEASE

                  AMERICAN REAL ESTATE PARTNERS, L.P. AGREES TO

                 ACQUIRE ARIZONA CHARLIE'S CASINOS IN LAS VEGAS

     Mount Kisco, New York, January 5, 2004 - American Real Estate Partners, L.P. (NYSE: ACP) ("AREP"), announced today that American Casino & Entertainment Properties LLC ("American Casino"), an indirect wholly-owned subsidiary of AREP, has agreed to acquire Arizona Charlie's Decatur and Arizona Charlie's Boulder, two casinos in Las Vegas, from Carl C. Icahn and an entity affiliated with Mr. Icahn, for aggregate consideration of $125,900,000. Mr. Icahn is the chairman of the board of directors of the general partner of AREP. The closing of the acquisition is subject to certain conditions, including, among other things, obtaining all approvals necessary under gaming laws, but is not subject to financing. Upon the closing of the acquisition and upon receiving all approvals necessary under gaming laws, American Real Estate Holdings Limited Partnership, a subsidiary of AREP, will transfer 100% of the common stock of Stratosphere Corporation, the entity that owns the Stratosphere Casino Hotel & Tower, to American Casino. As a result, following the acquisition and the contribution, American Casino will own and operate three gaming and entertainment properties in the Las Vegas metropolitan area.

     In connection with the transaction, American Casino intends to seek to raise $200,000,000 pursuant to an offering of senior secured notes due 2012. The notes will not be and have not been registered under the Securities Act of 1933, as amended, and may not be offered or sold in the United States absent registration or an applicable exemption from registration requirements.

     Stratosphere

     The Stratosphere, which offers the tallest free-standing observation tower in the United States, is situated on approximately 31 acres of land located at the northern end of the Las Vegas Strip. The facility is a tourist-oriented gaming and entertainment destination property, which has approximately 80,000 square feet of gaming space, 2,444 hotel rooms, eight restaurants and approximately 110,000 square feet of developed retail space. The Stratosphere features three of the most visited amusement rides in Las Vegas: the Big Shot, a 16-seat ride that catapults passengers up a 160-foot mast in approximately 2.5 seconds with the force of approximately four G's; the High Roller, a 28-seat roller coaster that takes passengers on a 34-mile-per-hour ride around the Stratosphere at a height of more than 900 feet; and the recently launched X Scream, an eight-seat thrill ride which launches passengers approximately 30 feet over the side of the Stratosphere, giving riders the sensation that they are about to fall off the top of the building.

     Arizona Charlie's Decatur

     Arizona Charlie's Decatur is located on approximately 17 acres of land, four miles west of the Las Vegas strip. An estimated 500,000 people live within a five-mile radius of the property. The property is easily accessible from Route 95, a major highway in Las Vegas. Arizona Charlie's Decatur contains approximately 52,000 square feet of gaming space, 258 hotel rooms, four restaurants and three bars. The property targets repeat customers from the surrounding communities.

     Arizona Charlie's Boulder

     Arizona Charlie's Boulder is located on approximately 24 acres of land, seven miles east of the Las Vegas strip, near an I-515 interchange. The I-515 is the most heavily traveled east/west highway in Las Vegas. An estimated 423,000 people live within a five-mile radius of the property. Arizona Charlie's Boulder contains approximately 41,000 square feet of gaming space, 303 hotel rooms, four restaurants and a 202-space recreational vehicle park. As with the Arizona
Charlie's Decatur property, the property targets repeat customers from the surrounding communities.

     Estimated 2003 Performance

     American Casino estimates that, for the year ended 2003, the combined net revenues of the three properties will be in the range of $262.0 million to $264.0 million, combined EBITDA will be in the range of $42.5 million to $44.0 million and combined net income will be in the range of $9.3 million to $9.9 million.

     The following table reconciles estimated net income to estimated EBITDA, in each case at the midpoint of the estimated range.

                                                         Year Ending
                                                      December 31, 2003

                                                     ---------------------------
                                                        (in thousands)
Estimated net income.................................    $     9,609
Estimated other expenses, primarily interest.........    $     6,282
Estimated provision for income tax...................    $     7,308
Estimated depreciation and amortization..............    $    20,024
                                                         -----------
     Estimated EBITDA................................    $    43,223
                                                         ===========

     The above amounts are based upon many estimates which may be subject to adjustment in connection with the audit of year-end results. The inclusion of these estimates should not be regarded as an indication that either AREP or American Casino considers these estimates to be a reliable prediction of actual results. Actual results may differ materially from those expressed or implied. Neither AREP nor American Casino intends to update or otherwise revise these estimates to reflect circumstances existing after the date when made or to reflect the occurrence of future events if any or all of the assumptions underlying these estimates are shown to be in error.

     These estimates were not prepared with a view to compliance with published guidelines of the SEC or the guidelines established by the American Institute of Certified Public Accountants regarding estimates or forecasts. These forward-looking statements (as that term is defined in the Private Securities Litigation Reform Act of 1995) are subject to significant contingencies and uncertainties that could cause actual results to differ materially from these estimates. There can be no assurance that the assumptions made in preparing these estimates will prove accurate, and actual results may be materially different than those contained in these estimates.

     American Real Estate Partners, L.P. is a master limited partnership.

     This release contains certain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, many of which are beyond our ability to control or predict. Among these risks and uncertainties are changes in general economic conditions, the extent, duration and strength or any economic recovery, the extent of any tenant bankruptcies and insolvencies, our ability to maintain tenant occupancy at current levels, our ability to obtain, at reasonable costs, adequate insurance coverage, competition for investment properties and other risks and uncertainties detailed from time to time in our filings with the SEC, including our 2002 Form 10-K and Form 8-Ks.












                                                             Exhibit 99.2





                     MEMBERSHIP INTEREST PURCHASE AGREEMENT

                           Dated as of January 5, 2004

                                  by and among

                 American Casino & Entertainment Properties LLC

                          Starfire Holding Corporation

                                       and

                                  Carl C. Icahn

     This MEMBERSHIP INTEREST PURCHASE AGREEMENT (the or this "Agreement") dated as of January 5, 2004 is made and entered into by and among Starfire Holding Corporation, a Delaware corporation ("Starfire"), Carl C. Icahn ("Carl C. Icahn " and a "Seller" and, together with Starfire, the "Sellers"), and American Casino & Entertainment Properties LLC, a Delaware limited liability company ("Purchaser"). Capitalized terms not otherwise defined herein have the meanings set forth in Article XIII.

     WHEREAS, Charlie's Holding LLC is a Delaware limited liability company (the "Company") formed on December 12, 2003, which, as of the date of this Agreement, does not have any assets or liabilities and is wholly owned by Starfire;

     WHEREAS, Fresca, LLC, is a Nevada limited liability company ("Fresca"), which is owned by Starfire and Carl C. Icahn ;

     WHEREAS, Nybor Limited Partnership ("Nybor") will distribute all of the stock of its wholly owned subsidiary Arizona Charlie's, Inc., a Nevada corporation ("ACI"), to Starfire, Nybor's limited partner, effective as of November 13, 2003 subject to approval from the Nevada gaming authorities;

     WHEREAS, Starfire is the limited partner of Nybor;

     WHEREAS, it is anticipated that the following series of additional transactions will occur immediately after obtaining the necessary approvals from Nevada gaming authorities: (a) ACI will convert to a Delaware single member limited liability company, Arizona Charlie's, LLC, with Starfire as its sole member; (b) Starfire will contribute all of the membership interests in Arizona Charlie's, LLC to the Company; and (c) Starfire and Carl C. Icahn will contribute all of the membership interests in Fresca to the Company (collectively, the "Internal Transactions");

         WHEREAS, it is anticipated that obtaining the necessary approvals from the Nevada gaming authorities will take approximately 4-8 months from the date hereof;

         WHEREAS, upon the consummation of the Internal Transactions, the Company will own 100% of the limited liability company interests in Fresca and Arizona Charlie's, LLC;

         WHEREAS, following the completion of the Internal Transactions, the only members of the Company will be Starfire with a membership interest of 99% ("Starfire LLC Interest") and Carl C. Icahn with a membership interest of 1% ("Icahn LLC Interest"); and

         WHEREAS, following the completion of the Internal Transactions, Purchaser desires to purchase 100% of the limited liability company interests of the Company from the Company's members on the terms and subject to the conditions set forth in this Agreement; and

         WHEREAS, Starfire and Mr. Icahn desire to sell the Starfire LLC Interest and Icahn LLC Interest (collectively, the "Membership Interest") to Purchaser on the terms and subject to the conditions set forth in this Agreement;

         NOW, THEREFORE, in consideration of the mutual covenants and agreements set forth in this Agreement, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

                                    ARTICLE I

                     SALE OF MEMBERSHIP INTEREST AND CLOSING

     1.1 Purchase and Sale. Starfire agrees to sell to Purchaser the Starfire LLC Interest and Carl C. Icahn agrees to sell to Purchaser the Icahn LLC Interest, and Purchaser agrees to purchase from Starfire the Starfire LLC
Interest and to purchase from Carl C. Icahn, the Icahn LLC Interest, at the Closing on the terms and subject to the conditions set forth in this Agreement.

     1.2 Purchase Price

     (a) The estimated purchase price for the Membership Interest is One Hundred Twenty-Five Million Nine Hundred Thousand Dollars ($125,900,000) (the "Estimated Purchase Price"), subject to adjustment as provided in this Section 1.2.

     (b) The "Final Purchase Price" shall be an amount equal to the Estimated Purchase minus the amount, if any, by which Working Capital is less than $6.037 million.

     1.3 Closing. Upon the terms and subject to the conditions of this Agreement, the closing of the transactions contemplated hereby (the "Closing") shall take place (a) at the offices of Purchaser, located at 100 South Bedford Road, Mt. Kisco, NY at 10:00 a. m. , local time, on the second business day immediately following the day on which the last to be satisfied or waived of the conditions set forth in Articles VIII, IX and X (other than those conditions that by their nature are to be satisfied at the Closing, but subject to the satisfaction or waiver of those conditions) shall be satisfied or waived in accordance herewith or (b) at such other time, date or place as Purchaser and Sellers may agree. The date on which the Closing occurs is herein referred to as the "Closing Date."

     1.4 Actions at the Closing. At the Closing: (i) Purchaser shall pay 99% of the Estimated Purchase Price to Starfire and 1% of the Estimated Purchase Price to Carl C. Icahn, by electronic transfer of immediately available funds to the respective accounts of each Seller in accordance with such Seller's account information provided to Purchaser in writing no less than three business days prior to Closing, (ii) Sellers shall deliver or cause to be delivered to Purchaser the items set forth in Sections 9.1, 9.2 and 9.3 in form and substance reasonably satisfactory to Purchaser, and (iii) Purchaser and Sellers shall enter into an Assignment Agreement in the form of Exhibit A attached hereto (the "Assignment Agreement") pursuant to which Sellers shall assign all of the limited liability company interests in the Company to Purchaser.

     1.5 Determination of Final Purchase Price.

     (a) Not later than forty-five (45) days following the Closing, Purchaser shall furnish to Sellers (i) the Closing Balance Sheet, prepared by Purchaser, including a statement of Working Capital, (ii) a Working Capital Reconciliation and (iii) a calculation of the Final Purchase Price based on the Closing Balance Sheet and statement of Working Capital. The Closing Balance Sheet shall be prepared in accordance with GAAP and in a manner that is consistent with the Financial Statements as of December 31, 2002.

     (b) Sellers shall provide access to the books and records that are under the control or custody of Sellers and that are necessary to prepare the Closing Balance Sheet and statement of Working Capital and determine the Final Purchase Price.

     1.6    Reconciliation    of   Estimated   and   Final    Purchase    Price.


     (a) Sellers shall have forty-five (45) days from the date of receipt of the Closing Balance Sheet and statement of Working Capital and the determination of the Final Purchase Price to review the Closing Balance Sheet and statement of Working Capital and the determination of Final Purchase Price and to agree or disagree as to the Final Purchase Price reflected thereon. If Sellers do not agree with the Final Purchase Price, then Sellers shall, within such forty-five
(45) day period, deliver a written objection to Purchaser that shall specify in reasonable detail the basis for the objection on a line item basis and a computation of the Final Purchase Price asserted by Seller (the "Working Capital Objection"). Upon Purchaser's receipt of the Working Capital Objection, Purchaser and Sellers shall negotiate in good faith to resolve the Working Capital Objection, but if such Working Capital Objection cannot be resolved by negotiation between and Purchaser and Sellers within thirty (30) days after Purchaser's receipt of such Working Capital Objection, an Accounting Arbitrator shall be appointed by the parties. The Accounting Arbitrator shall review any materials that are reasonably requested from the parties and shall determine the final Purchase Price based on its determination of each line item relevant to the determination of Working Capital. The Accounting Arbitrator shall notify the Purchaser and Sellers in writing of its determination of the Final Purchase Price within thirty (30) days following such Accounting Arbitrator's appointment, which determination shall be final, conclusive and binding on all parties. Sellers shall pay the fees and expenses of the Accounting Arbitrator.

     (b) If the Final Purchase Price is less than the Estimated Purchase Price, Sellers shall pay the difference between such amounts to Purchaser, such difference to be payable 99% by Starfire and 1% by Icahn, within the earlier of
(a) forty-five (45) days after the delivery of the Closing Balance Sheet or (b) five (5) days after the determination of the Final Purchase Price by the Accounting Arbitrator as contemplated in Section 1.6(a). The payments, shall bear interest from the Closing until the date of payment at an annual interest rate (calculated on the basis of a 365-day year) equal to Two Times Prime.

                                   ARTICLE II

                   REPRESENTATIONS AND WARRANTIES OF STARFIRE

     As an inducement to Purchaser to enter into this Agreement, Starfire hereby makes the following representations and warranties to Purchaser:

     2.1 Organization of Starfire. Starfire is a corporation duly organized, validly existing and in good standing under the Laws of the State of Delaware. Starfire has full organizational power and authority to execute and deliver this Agreement and to perform Starfire's obligations hereunder and to consummate the transactions contemplated hereby, including without limitation to sell and transfer (pursuant to this Agreement) the Starfire LLC Interest.

     2.2 Corporate Authority. The execution and delivery by Starfire of this Agreement, and the performance by Starfire of its obligations hereunder, have been duly and validly authorized by the board of directors of Starfire and no other action on the part of Starfire, its shareholders or its board is necessary for such execution, delivery or performance. This Agreement has been duly and validly executed and delivered by Starfire and constitutes a legal, valid and binding obligation of Starfire, enforceable against Starfire in accordance with its terms.

     2.3 Title. The delivery of the Assignment Agreement and other instruments of transfer delivered by Starfire to Purchaser at the Closing will transfer to Purchaser good and valid title to the Starfire LLC Interest, free and clear of all Liens other than Liens created by Purchaser.

     2.4 No Conflicts. The execution and delivery by Starfire of this Agreement do not, and the performance by Starfire of its obligations under this Agreement and the consummation of the transactions contemplated hereby will not:

     (a) conflict with or result in a violation or breach of any of the terms, conditions or provisions of the organizational documents of Starfire;

     (b) conflict with or result in a violation or breach of any term or provision of any Law or Order applicable to Starfire or any of its Assets and Properties; or

     (c) (i) conflict with or result in a violation or breach of, (ii) constitute (with or without notice or lapse of time or both) a default under,
(iii) require Starfire to obtain any consent, approval or action of, make any filing with or give any notice to any Person as a result or under the terms of,
(iv) result in or give to any Person any right of termination, cancellation, acceleration or modification in or with respect to, or (v) result in the creation or imposition of any Lien upon Starfire or any of its Assets and Properties under, any Contract or License to which Starfire is a party or by which any of its Assets and Properties is bound.

     2.5 Consents and Approvals. Except for approvals required under the Gaming Laws, no consent, authorization or approval of, filing or registration with, or cooperation from, any Governmental Authority or any other Person not a party to this Agreement is necessary in connection with the execution, delivery and performance by Starfire of this Agreement or the consummation of the transactions contemplated hereby.

     2.6 Brokers. Neither Starfire nor the Company nor any Subsidiary has used any broker or finder in connection with the transactions contemplated hereby, and neither Purchaser nor any Affiliate of Purchaser has or shall have any liability or otherwise suffer or incur any Loss as a result of or in connection with any brokerage or finder's fee or other commission of any Person retained or purporting to be retained by Starfire or by the Company or any Subsidiary in connection with any of the transactions contemplated by this Agreement.

     2.7 Accuracy of Statements. Neither this Agreement nor any schedule, exhibit, statement, list, document, certificate or other information furnished or to be furnished by or on behalf of the Company, any Subsidiary or Starfire to Purchaser or any representative or Affiliate of Purchaser in connection with this Agreement or any of the transactions contemplated hereby contains or will contain any untrue statement of a material fact or omits or will omit to state a material fact necessary to make the statements contained herein or therein, in light of the circumstances in which they are made, not misleading.

                                  ARTICLE III

                 REPRESENTATIONS AND WARRANTIES OF CARL C. ICAHN

     As an inducement to Purchaser to enter into this Agreement, Carl C. Icahn hereby makes the following representations and warranties to Purchaser:

     3.1 Authority. This Agreement has been duly and validly executed and delivered by Mr. Icahn and constitutes a legal, valid and binding obligation of Mr. Icahn, enforceable against him in accordance with its terms.

     3.2 Title. The delivery of the Assignment Agreement and other instruments of transfer delivered by Mr. Icahn to Purchaser at the Closing will transfer to Purchaser good and valid title to the Icahn LLC Interest, free and clear of all Liens other than Liens created by Purchaser.

     3.3 No Conflicts. The execution and delivery by Mr. Icahn of this Agreement does not, and the performance by Mr. Icahn of his obligations under this Agreement and the consummation of the transactions contemplated hereby will not:

     (a) conflict with or result in a violation or breach of any term or provision of any Law or Order applicable to Mr. Icahn or any of his Assets and Properties; or

     (b) (i) conflict with or result in a violation or breach of, (ii) constitute (with or without notice or lapse of time or both) a default under,
(iii) require Mr. Icahn to obtain any consent, approval or action of, make any filing with or give any notice to any Person as a result or under the terms of,
(iv) result in or give to any Person any right of termination, cancellation, acceleration or modification in or with respect to, or (v) result in the creation or imposition of any Lien upon Mr. Icahn's Assets and Properties under, any Contract or License to which Mr. Icahn is a party or by which any of its Assets and Properties is bound.

     3.4 Consents and Approvals. Except for approvals required under the Gaming Laws, no consent, authorization or approval of, filing or registration with, or cooperation from, any Governmental Authority or any other Person not a party to this Agreement is necessary in connection with the execution, delivery and performance by Mr. Icahn of this Agreement or the consummation of the transactions contemplated hereby.

     3.5 Brokers. Neither Mr. Icahn nor the Company nor any Subsidiary has used any broker or finder in connection with the transactions contemplated hereby, and neither Purchaser nor any Affiliate of Purchaser has or shall have any liability or otherwise suffer or incur any Loss as a result of or in connection with any brokerage or finder's fee or other commission of any Person retained or purported to have been retained by Mr. Icahn or by the Company or any Subsidiary in connection with any of the transactions contemplated by this Agreement.

     3.6 Accuracy of Statements. Neither this Agreement nor any schedule, exhibit, statement, list, document, certificate or other information furnished or to be furnished by or on behalf of the Company, any Subsidiary or Mr. Icahn to Purchaser or any representative or Affiliate of Purchaser in connection with this Agreement or any of the transactions contemplated hereby contains or will contain any untrue statement of a material fact or omits or will omit to state a material fact necessary to make the statements contained herein or therein, in light of the circumstances in which they are made, not misleading.

                                   ARTICLE IV

          REPRESENTATIONS AND WARRANTIES OF STARFIRE AND CARL C. ICAHN

     As an inducement to Purchaser to enter into this Agreement, Starfire and Mr. Icahn jointly and severally hereby make the following representations to Purchaser, except as set forth in the Disclosure Schedule attached to this Agreement (it being agreed that any exceptions to such representations and warranties shall clearly identify the sections of this Agreement to which they apply).

     4.1 Due Incorporation of Company.

     (a) The Company and each of the Subsidiaries is duly organized and validly existing under the laws of the state in which it is incorporated or organized, as the case may be, with all requisite power and authority to own, lease and operate its properties and to carry on its business as they are now being owned, leased, operated and conducted. The Company and each of the Subsidiaries is licensed or qualified to do business and is in good standing (where the concept of "good standing" is applicable) as a foreign corporation in each jurisdiction where the nature of the properties owned, leased or operated by it and the business transacted by it require such licensing or qualification (except, with respect to the Subsidiaries, where the failure to be so licensed or qualified or be in good standing will not in the aggregate adversely affect the validity or enforceability of this Agreement or have a Material Adverse Effect on any of the Subsidiaries).

     (b) The Sellers have delivered to Purchaser true, correct and complete copies of the organizational documents of the Company and the Subsidiaries, which organizational documents are in full force and effect.

     4.2 Capitalization. Immediately prior to the Closing, the Sellers will own 100% of the limited liability company interests of the Company, free and clear of all Liens. Immediately prior to the Closing, the Company will own 100% of the limited liability company interests of each of the Subsidiaries, free and clear of all Liens. No Person holds any option, warrant, convertible security or other right to acquire any interest in the Company or any of the Subsidiaries. There are no obligations, contingent or otherwise, of the Company or the Subsidiaries to repurchase, redeem or otherwise acquire any ownership interests of the Company or any Subsidiary or to provide funds to or make any material investment (in the form of a loan, capital contribution or otherwise) in any Subsidiary or any other Person.

     4.3 Subsidiaries. The Company has no subsidiaries other than Fresca and ACI. Fresca has no subsidiaries. ACI has no subsidiaries other than Jetset Tours LLC. Except for its interests in the Subsidiaries, neither the Company nor any of the Subsidiaries owns directly or indirectly any ownership or other investment interest, either of record, beneficially or equitably, in any Person.

     4.4 Consents and Approvals. Except for approvals required under the Gaming Laws, no consent, authorization or approval of, filing or registration with, or cooperation from, any Governmental Authority or any other Person not a party to this Agreement is necessary in connection with the execution, delivery and performance by each Seller of its respective obligations under this Agreement or the consummation by each Seller of its respective transactions contemplated hereby.

     4.5 Financial Statements. (a) The Sellers have delivered to Purchaser true, correct and complete copies of the Financial Statements. The Financial Statements have been prepared in accordance with GAAP consistently applied and present fairly the financial position, assets, liabilities and retained earnings of the respective companies as of the dates thereof and the revenues, expenses, results of operations, and cash flows of the respective companies for the periods covered thereby. The Financial Statements are in accordance with the books and records of the respective companies, do not reflect any transactions which are not bona fide transactions and do not contain any untrue statement of a material fact (whether or not required to be disclosed under GAAP) or omit to state any material fact necessary to make the statements contained therein, in light of the circumstances in which they were made, not misleading.

     (b) The Sellers have delivered to Purchaser true and complete copies of all Interim 2003 Financial Statements. The Interim 2003 Financial Statements present fairly the financial position, assets, liabilities and retained earnings of the respective companies as of the dates thereof and the revenues, expenses, results of operations, and cash flows of the respective companies for the periods covered thereby. The Interim 2003 Financial Statements are in accordance with the books and records of the respective companies, do not reflect any transactions which are not bona fide transactions and do not contain any untrue statement of a material fact (whether or not required to be disclosed under GAAP) or omit to state any material fact necessary to make the statements contained therein, in light of the circumstances in which they were made, not misleading.

     (c) The Audited 2003 Financial Statements delivered pursuant to Section 6.3 will be true, correct and complete copies of the Audited 2003 Financial Statements, will be prepared in accordance with GAAP consistently applied and present fairly the financial position, assets, liabilities and retained earnings of the respective companies as of the dates thereof and the revenues, expenses, results of operations, and cash flows of the respective companies for the periods covered thereby. The Audited 2003 Financial Statements will be in accordance with the books and records of the respective companies, will not reflect any transactions which are not bona fide transactions and will not contain any untrue statement of a material fact (whether or not required to be disclosed under GAAP) or omit to state any material fact necessary to make the statements contained therein, in light of the circumstances in which they were made, not misleading.

     (d) The Interim 2004 Financial Statements delivered pursuant to Section 6.3 will be true, correct and complete copies of the Interim 2004 Financial Statements, will be prepared in accordance with GAAP consistently applied and present and will present fairly the financial position, assets, liabilities and retained earnings of the respective companies as of the dates thereof and the revenues, expenses, results of operations, and cash flows of the respective companies. The Interim 2004 Financial Statements will be in accordance with the books and records of the respective companies, will not reflect any transactions which are not bona fide transactions and will not contain any untrue statement of a material fact (whether or not required to be disclosed under GAAP) or omit to state any material fact necessary to make the statements contained therein, in light of the circumstances in which they were made, not misleading.

     4.6 Company Status. The Company was formed solely for the purpose of engaging in the transactions contemplated hereby. The Company has engaged in no other business activities, has no liabilities, debts, claims, or obligations whether accrued, absolute, contingent or otherwise, whether due or to become due, has no Assets and Properties and has conducted its operations only as contemplated hereby.

     4.7 No Adverse Effects or Changes. Since December 31, 2002, (i) neither the Company nor any of the Subsidiaries has suffered any Material Adverse Effect;
(ii) there has been no change, event, development, damage or circumstance affecting the Company or the Subsidiaries that, individually or in the aggregate could reasonably be expected to have a Material Adverse Effect on the Company or any of the Subsidiaries; (iii) there has not been any change by the Company or any of the Subsidiaries in its accounting methods, principles or practices, or any revaluation by the Company or any of the Subsidiaries of any of its assets, including writing down the value of inventory or writing off notes or accounts receivable; and (iv) the Company and each of the Subsidiaries has conducted its business only in the ordinary course of business consistent with past practice.

     4.8 Title to Properties. Each of the Subsidiaries has good and marketable title to, and each Subsidiary is the lawful owner of, all of the tangible and intangible assets, properties and rights used in connection with its respective businesses and all of the tangible and intangible assets, properties and rights reflected in the Financial Statements, except for changes accruing in the ordinary course of business that would not, individually or in the aggregate, adversely affect the ability of the Company or any of the Subsidiaries to conduct its business in the ordinary course, consistent with past practice.

     4.9 Litigation. Except as disclosed in the Financial Statements, there are no actions, suits, arbitrations, regulatory proceedings or other litigation, proceedings or governmental investigations, with such exceptions as are individually, or in the aggregate, not material in nature or amount, pending or, to the knowledge of Sellers, threatened against or affecting the Company, the Subsidiaries or any of their respective officers, directors, employees or agents in their capacity as such, or any of the Company's Assets and Properties or businesses of the Company or any of the Subsidiaries, and to Sellers' knowledge, any facts or circumstances which may give rise to any of the foregoing. Except as disclosed in the Financial Statements, neither the Company nor any of the Subsidiaries is subject to any order, judgment, decree, injunction, stipulation or consent order of or with any court or other Governmental Authority.

     4.10 Claims Against Officers and Directors. There are no pending or, to the knowledge of Sellers, threatened claims against any director, officer, employee or agent of the Company, the Subsidiaries or any other Person, which could give rise to any claim for indemnification against the Company or the Subsidiaries or cause the Company or the Subsidiaries to incur any material liability or otherwise suffer or incur any material Loss.

     4.11 Insurance.

     (a) The Subsidiaries maintain insurance policies that provide adequate and suitable insurance coverage for the business of the Subsidiaries and are on such terms, cover such risks and are in such amounts as the insurance customarily carried by comparable companies of established reputation similarly situated and carrying on the same or similar business.

     (b) Prior to the date hereof, Sellers have delivered to Purchaser all insurance policies (including policies providing property, casualty, liability, workers' compensation, and bond and surety arrangements) under which the Company and the Subsidiaries are an insured, a named insured or otherwise the principal beneficiary of coverage. All insurance policies of the Company and the Subsidiaries are in full force and effect. The Company and the Subsidiaries have not received notice of any refusal of coverage with respect to an existing policy. The Company and the Subsidiaries have paid all premiums due under all such policies. The amount of the reserve for self-insured risks as of November 30, 2003 are set forth on Schedule 4.11(b), and such reserves shall be maintained in accordance with past practice.

     4.12 Compliance with Law. Except as set forth in the Financial Statements, the Company and the Subsidiaries are in compliance and, at all times, have been in compliance in all respects with all applicable Laws relating to the Company or the Subsidiaries or their respective Assets and Properties or businesses. Except as disclosed in the Financial Statements or in the ordinary course of monitoring gaming activity under Gaming Laws, no investigation or review by any governmental authority or self-regulatory authority is pending or, to the knowledge of the Sellers, threatened, nor has any such authority indicated orally or in writing to the Sellers, the Company or any of the Subsidiaries an intention to conduct an investigation or review of the Company or any of the Subsidiaries or, with respect to the Company or any of the Subsidiaries, of the Sellers.

     4.13 Undisclosed Liabilities. Except as disclosed in the Financial Statements and the Interim 2003 Financial Statements, neither the Company nor any of the Subsidiaries has any material liabilities or obligations of any nature, whether known or unknown, absolute, accrued, contingent or otherwise and whether due or to become due, other than liabilities and obligations incurred after September 30, 2003 in the ordinary course of business consistent with past practice (including as to amount and nature).

     4.14 Related Parties. Except as disclosed in the Financial Statements and except for transactions between the Company and the Subsidiaries or between the Company's Subsidiaries, (i) no Affiliate of the Company is a party to any Contract with the Company or any of the Subsidiaries; (ii) no Affiliate of the Company owes any material amount of money to, nor is such Affiliate owed any material amount of money by, the Company or any of the Subsidiaries, (iii) neither the Company nor any of the Subsidiaries has, directly or indirectly, guaranteed or assumed any indebtedness for borrowed money or otherwise for the benefit of an Affiliate of the Company or any of the Subsidiaries; and (iv) neither the Company nor any of the Subsidiaries has made any material payment to, or engaged in any material transaction with, an Affiliate of the Company.

     4.15 Intellectual Property. The Company and the Subsidiaries own, or possess adequate rights to use, all material patents, trade names, trademarks, copyrights, inventions, processes, designs, formulae, trade secrets, know-how and other intellectual property rights necessary for, used or held for use in the conduct of their businesses. All material intellectual property necessary for used or held for use in the conduct of the businesses of the Company and any of the Subsidiaries has been duly registered with, filed in or issued by the relevant filing offices, domestic or foreign, to the extent necessary or desirable to ensure full protection under any applicable Law, and such registrations, filings or issuances remain in full force and effect.

     (a) The conduct of the business of the Company and the Subsidiaries does not infringe or otherwise conflict with any rights of any Person in respect of intellectual property rights. None of the intellectual property rights owned by the Company or the Subsidiaries is being infringed or otherwise, in any way, used or available for use by any Person without a license or permission from the Company and the Subsidiaries and neither the Company nor any of the Subsidiaries has taken or omitted to take any action which would have the effect of waiving any of its rights thereunder. Neither the Company nor any of the Subsidiaries has received a claim of infringement or conflict by any third party in respect of any intellectual property used by the Company or the Subsidiaries.

     4.16  Environmental   Matters.   Except  as  set  forth  in  the  Financial
Statements:


     (a) The Company and each of the Subsidiaries have obtained all material Environmental Permits that are required with respect to their respective Assets and Properties and businesses, either owned or leased;

     (b) The Company, each of the Subsidiaries, and their respective Assets and Properties and businesses, are and have been in compliance in all material respects with all terms and conditions of all applicable Environmental Laws and Environmental Permits;

     (c) There are no Environmental Claims pending or, to the knowledge of the Sellers, threatened against the Company or any of the Subsidiaries. Neither the Company nor any of the Subsidiaries has received any notice from any Governmental or Regulatory Authority or any person of any violation or liability arising under any Environmental Law or Environmental Permit in connection with its Assets and Properties, businesses or operations;

     (d) Neither the Company, nor any of its Subsidiaries, nor any other Person has caused or taken any action that will result in any material liability, obligation or cost on the part of the Company or any of its Subsidiaries relating to (x) environmental conditions on, above, under or from any properties or assets currently or formerly owned, leased, operated or used by the Company or any of its Subsidiaries, or (y) the past or present use, management, transport, treatment, generation, storage, disposal, release or threatened release of Hazardous Materials.

     (e) Neither the Company nor any of the Subsidiaries owns, leases or operates or has owned, leased or operated, any property listed on the National Priorities List pursuant to CERCLA or on the CERCLIS or on any other federal or state list as sites requiring investigation or cleanup;

     (f) Neither the Company nor any of the Subsidiaries is transporting, has transported, or is arranging for the transportation of, any Hazardous Material to any location which is listed on the National Priorities List pursuant to CERCLA, on the CERCLIS, or on any similar federal or state list or which is the subject of federal, state or local enforcement actions or other investigations that may lead to material claims against the Company or the Subsidiaries for investigative or remedial work, damage to natural resources, property damage or personal injury including claims under CERCLA;

     (g) There are no sites, locations or operations at which the Company or any of the Subsidiaries is currently undertaking, or has completed, any investigative, remedial, response or corrective action as required by Environmental Laws;

     (h) There are no physical or environmental conditions existing on any property owned or leased by the Company or the Subsidiaries resulting from their respective operations or activities, past or present, at any location, that would give rise to any material on-site or off-site investigative or remedial obligations or any corrective action under any applicable Environmental Laws; and

     (i) The Seller has provided to Purchaser all material environmental site assessments, audits, investigations and studies in its possession, custody or control.

     4.17 Employees, Labor Matters, etc. Except as set forth in the Financial Statements, neither the Company nor any of the Subsidiaries is a party to or bound by, and none of their employees is subject to, any collective bargaining agreement, and there are no labor unions or other organizations representing, purporting to represent or attempting to represent any employees employed by the Company or any of the Subsidiaries. There has not occurred or been threatened any material strike, slow down, picketing, work stoppage, concerted refusal to work overtime or other similar labor activity with respect to any employees of the Company or any of the Subsidiaries. There are no labor disputes currently subject to any grievance procedure, arbitration or litigation and there is no representation petition pending or threatened with respect to any employee of the Company or any of the Subsidiaries. The Company and the Subsidiaries have complied with all applicable Laws pertaining to the employment or termination of employment of their respective employees, including, without limitation, all such Laws relating to labor relations, equal employment opportunities, fair employment practices, prohibited discrimination or distinction and other similar employment activities; except for any failure to comply that, individually and in the aggregate, is not reasonably likely to result in any Company Material Adverse Effect.

     4.18 Employee Benefit Plans.

     (a) Except as set forth in the Financial Statements or accrued thereafter in accordance with the terms of the Plans as of the date hereof, neither the Company nor any of the Subsidiaries has incurred any material liability, and no event, transaction or condition has occurred or exists that could result in any material liability, on account of any Plans, including but not limited to liability for (i) additional contributions required to be made under the terms of any Plan or its related trust, insurance contract or other funding arrangement with respect to periods ending on or prior to the date hereof which are not reflected, reserved against or accrued in the Financial Statements; (ii) breaches by the Company or any of the Subsidiaries, or any of their employees, officers, directors, stockholders, or, to the knowledge of Sellers, the trustees under the trusts created under the Plans, or any other Persons under ERISA or any other applicable Law; or (iii) income taxes by reason of non-qualification of the Plans. Each of the Plans has been operated and administered in all material respects in compliance with its terms, all applicable Laws and all applicable collective bargaining agreements. Except with respect to the increase in employer matching contributions under the Subsidiaries' 401(k) plans, since the date of the Financial Statements, neither the Company nor any of the Subsidiaries has communicated to any current or former director, officer, employee or consultant thereof any intention or commitment to amend or modify any Plan, or to establish or implement any other employee or retiree benefit or compensation plan or arrangement, which would materially increase the cost to the Company or any Subsidiary.

     (b) Each Plan which is  intended  to be  "qualified"  within the meaning of section 401(a) of the Code, and the trust (if any) forming a part thereof has received a favorable determination letter or is covered by an opinion letter from the Internal Revenue Service and no event has occurred and no condition exists which could reasonably be expected to result in the revocation of any such determination. All amendments and actions required to bring each Plan into conformity with the applicable provisions of ERISA, the Code, and any other applicable Laws have been made or taken.

     (c) There are no pending or threatened claims (and no facts or circumstances exist that could give rise to any such claims) by or on behalf of any participant in any of the Plans, or otherwise involving any such Plan or the assets of any Plan, other than routine claims for benefits in the ordinary course. The Plans are not presently under audit or examination (nor has notice been received of a potential audit or examination) by the IRS, the Department of Labor, or any other Governmental or Regulatory Authority.

     (d) None of the Plans provides benefits of any kind with respect to current or former employees, officers, or directors (or their beneficiaries) of the Company and the Subsidiaries beyond their retirement or other termination of employment, other than (i) coverage for benefits mandated by Section 4980B or the Code, (ii) death benefits or retirement benefits under an employee pension benefit plan (as defined by section 3(2) of ERISA), or (iii) benefits, the full cost of which is borne by such current or former employees, officers, directors, or beneficiaries.

     (e) No Plan sponsored by the Company and the Subsidiaries is a "multiemployer plan" within the meaning of Section 4001(a)(3) of ERISA or a "multiple employer plan" as addressed in section 4063 or 4064 of ERISA. No Plan sponsored by the Company and the Subsidiaries is subject to Title IV of ERISA.

     (f) The consummation of the transactions contemplated by this Agreement will not (alone or in combination with any other event, including, without limitation, the passage of time) result in (i) any payment (including, without limitation, severance, unemployment compensation, golden parachute, bonus payments or otherwise) becoming due under any agreement or oral arrangement to any current or former director, officer, employee or consultant of the Company and the Subsidiaries, (ii) any increase in the amount of salary, wages or other benefits payable to any director, officer, employee or consultant of the Company and the Subsidiaries, or (iii) any acceleration of the vesting or timing of payment of any benefits or compensation (including, without limitation, any increased or accelerated funding obligation) payable to any director, officer, employee or consultant of the Company and the Subsidiaries.

     4.19 Real Property.

     (a) Schedule 4.19(a) contains a legal description of each parcel of real property owned by the Company and the Subsidiaries (including the address thereof) and a legal description of each parcel in which the Company and the Subsidiaries hold a valid easement to use such parcel. The Company and the Subsidiaries have good and marketable title to or easement in each such parcel of real property, free and clear of all Liens other than Permitted Encumbrances.

     (b) Schedule 4.19(b) contains a list of each parcel of real property leased by the Company and the Subsidiaries. The Company and the Subsidiaries have a valid and subsisting leasehold estate in each such parcel of real property, free and clear of Liens created by the Company and the Subsidiaries other than the Permitted Encumbrances. All of the real property leases are valid, binding, and enforceable in accordance with their terms, and are in full force and effect.

     4.20 Tangible Personal Property. The Company and the Subsidiaries are in possession of and have good title to, or have valid leasehold interests in or valid rights under contract to use, all of the material tangible personal property used or held for use in the business of the Company or the Subsidiaries. All such property is in good working order and condition, ordinary wear and tear excepted, and its use complies in all material respects with all applicable Laws.

     4.21 Contracts.

     (a) Schedule 4.21 contains a true and complete list of each of the following Contracts as of the date hereof:

     (i) all Contracts providing for a commitment of employment or consultation services for a specified term and payments at any one time or in any one year in excess of $100,000;

     (ii) all Contracts with any Person containing any provision or covenant prohibiting or materially limiting the ability the Company or any of the Subsidiaries to engage in any business activity or compete with any Person;

     (iii) all Contracts relating to indebtedness of the Company or any of the Subsidiaries;

     (iv) all Contracts (other than this Agreement) providing for (i) the disposition or acquisition of any assets or properties that individually or in the aggregate are material to the business or any of the Subsidiaries or that contain continuing obligations of any of the Subsidiaries, or (ii) any merger or other business combination involving the Company and the Subsidiaries;

     (v) all Contracts (other than this Agreement) that limit or contain restrictions on the ability of the Company and the Subsidiaries to incur indebtedness or incur or suffer to exist any Lien, to purchase or sell any assets, to change the lines of business in which it participates or engages or to engage in any merger or other business combination;

     (vi) all Contracts establishing any joint venture, strategic alliance or other collaboration;

     (vii) all Contracts with any Person obligating the Company and any of the Subsidiaries to guarantee or otherwise become directly or indirectly obligated with respect to any liability or obligation in excess of $25,000 in each case or $100,000 in the aggregate at any one time outstanding;

     (viii) all Contracts for the leasing of real property by the Company and any of the Subsidiaries setting forth the address, landlord and tenant for each lease; and

     (ix) all other Contracts that (i) involve the payment, pursuant to the terms of any such Contract, by or to the Company or any of the Subsidiaries of more than $100,000 annually, (ii) cannot be terminated within 90 days after giving notice of termination without resulting in any material cost or penalty to the Company, or (iii) are material to the businesses of the Subsidiaries.

     (b) Prior to the date hereof, true, correct and complete copies of each Contract required to be disclosed in Schedule 4.21 have been delivered to Purchaser. Each such Contract is in full force and effect and constitutes a legal, valid and binding agreement, enforceable in accordance with its terms, of the Company and the Subsidiaries and, of each other party thereto; and neither the Company nor, to the knowledge of Sellers, any other party to such Contract, is in violation or breach of or default under any such Contract (or with notice or lapse of time or both, would be in violation or breach of or default under any such Contract).

     4.22 Tax.


     (a) The Company and the Subsidiaries have duly and timely filed with the appropriate taxing authorities all material federal, state and local income Tax Returns and all other material Tax Returns required to be filed through the date hereof and will duly and timely file any such returns required to be filed on or prior to the Closing. Such Tax Returns and other information filed are (and, to the extent they will be filed prior to the Closing, will be) complete and accurate in all material respects. Neither the Company nor the Subsidiaries have pending any request for an extension of time within which to file federal, state or local income Tax Returns.

     (b) All Taxes of the Company and the Subsidiaries in respect of periods (or portions thereof) ending at or prior to the Closing (i) have been paid by the Company and the Subsidiaries or, (ii) after the Closing, will be paid by the Sellers, or such Taxes (other than income Taxes) are shown as due and payable after the Closing on the financial statements of the Companies and the Subsidiaries in accordance with GAAP.

     (c) No federal, state, local or foreign audits or other administrative proceedings or court proceedings are presently pending with regard to any material Taxes or material Tax Returns of the Company or the Subsidiaries. Neither the Company nor any of the Subsidiaries has received a written notice of any such pending audits or proceedings. There are no outstanding waivers extending the statutory period of limitation relating to the payment of Taxes due from the Company or any of the Subsidiaries.

     (d) Neither the IRS nor any other taxing authority (whether domestic or foreign) has asserted in writing, or to the best knowledge of the Company and the Subsidiaries, is threatening to assert, against the Company or any of the Subsidiaries any material deficiency or material claim for Taxes in excess of the reserves established therefor.

     (e) There are no Liens for Taxes upon any property or assets of the Company or any of the Subsidiaries, except for Liens for Taxes not yet due and payable and liens for Taxes that are being contested in good faith by appropriate proceedings as set forth on Schedule 4.22(e) and as to which adequate reserves have been established in accordance with GAAP.

     (f) Neither the Company nor the Subsidiaries has any obligation under any Tax sharing agreement or similar arrangement with any other Person with respect to Taxes of such other Person.

     (g) Neither the Company nor the Subsidiaries will recognize any taxable income or become liable for any Tax as a result of any of the Internal
Transactions. The Company has never been treated as a corporation for U.S. federal income tax purposes and is not liable for any Tax on its income.

     4.23 Compliance with the Gaming Laws.

     (a) The Company, the Subsidiaries and the Sellers, and each of their respective directors, officers and persons performing management functions similar to officers, hold all Licenses of all Governmental or Regulatory Authorities, necessary to conduct the business and operations of the Company and the Subsidiaries, each of which is in full force and effect, and no event has occurred which permits, or upon the giving of notice or passage of time or both would permit, revocation, non-renewal, modification, suspension, limitation or termination of any License that currently is in effect. The Company, the Subsidiaries and the Sellers, and each of their respective directors, officers and persons performing management functions similar to officers, are in compliance with the terms of each such License. The businesses of the Company and the Subsidiaries are not being conducted in violation of any Law, including, without limitation, any Gaming Laws. The Company, the Subsidiaries and Sellers have received no notice of any investigation or review by any Governmental or Regulatory Authority with respect to the Company or the Subsidiaries that is pending, and, to the knowledge of the Sellers, no investigation or review is threatened, nor has any Governmental or Regulatory Authority indicated any intention to conduct such an investigation or review.

     (b) Neither the Company, the Subsidiaries or the Sellers, nor, any of their respective directors, officers, key employees or persons performing management functions similar to officers, has received any written claim, demand, notice, complaint, court order or administrative order from any Governmental or Regulatory Authority in the past three years under, or relating to any violation or possible violation of any Gaming Laws by the Company or any of the Subsidiaries that has or is reasonably likely to result in fines or penalties of $50,000 or more. To the knowledge of Sellers, there are no facts which, if known to the regulators under the Gaming Laws, would be reasonably likely to result in the revocation, limitation or suspension of a license, finding of suitability, registration, permit or approval, or of any officer, director, other person performing management functions similar to an officer or partner, under any Gaming Laws. Neither the Company nor the Subsidiaries has suffered a suspension or revocation of any License held under the Gaming Laws.

     4.24 Accuracy of Statements. Neither this Agreement nor any schedule, exhibit, statement, list, document, certificate or other information furnished or to be furnished by or on behalf of the Company or Starfire to Purchaser or any representative or Affiliate of Purchaser in connection with this Agreement or any of the transactions contemplated hereby contains or will contain any untrue statement of a material fact or omits or will omit to state a material fact necessary to make the statements contained herein or therein, in light of the circumstances in which they are made, not misleading.

                                   ARTICLE V

                   REPRESENTATIONS AND WARRANTIES OF PURCHASER

     Purchaser hereby represents and warrants to Sellers as follows:

     5.1 Organization of Purchaser. Purchaser is a limited liability company duly formed, validly existing and in good standing under the Laws of the State of Delaware. Purchaser has full organizational power and authority to execute and deliver this Agreement and to perform Purchaser's obligations hereunder and to consummate the transactions contemplated hereby, including without limitation to buy pursuant to this Agreement the Membership Interest.

     5.2 Corporate Authority. The execution and delivery by Purchaser of this Agreement, and the performance by Purchaser of its obligations hereunder, have been duly and validly authorized and, no other corporate action on the part of Purchaser is necessary. This Agreement has been duly and validly executed and delivered by Purchaser and constitutes a legal, valid and binding obligation of Purchaser enforceable against Purchaser in accordance with its terms.

     5.3 No Conflicts. The execution and delivery by Purchaser of this Agreement do not, the performance by Purchaser of its obligations under this Agreement and the consummation of the transactions contemplated hereby, will not:

     (a) conflict with, or result in a violation or breach of, any of the terms, conditions or provisions of the organizational documents of Purchaser;

     (b) conflict with, or result in a violation or breach of, any term or provision of any Law or Order applicable to Purchaser or any of its Assets and Properties (other than such conflicts, violations or breaches which will not have a Material Adverse Effect on Purchaser; or

     (c) (i) conflict with, or result in a violation or breach of, (ii) constitute (with or without notice or lapse of time or both) a default under,
(iii) require Purchaser to obtain any consent, approval or action of, make any filing with or give any notice to any Person as a result or under the terms of,
(iv) result in or give to any Person any right of termination, cancellation, acceleration or modification in or with respect to, or (v) result in the creation or imposition of any Lien upon Purchaser or any of its Assets and Properties under, any Contract or License to which Purchaser is a party or by which any of its Assets and Properties is bound.

                                   ARTICLE VI

                                    COVENANTS

     6.1 Maintenance of Business Prior to Closing.

     (a) The Sellers shall cause each of the Company and the Subsidiaries from the date hereof through the Closing Date to:

     (i) conduct its operations and business according to their usual, regular and ordinary course consistent with past practice;

     (ii) use all commercially reasonable efforts to keep its business and properties substantially intact, including its present operation, physical facilities, working conditions, insurance policies, and relationships with lessors, licensors, suppliers, customers, employees;

     (iii) except as contemplated by the Internal Transactions, maintain its corporate existence;

     (iv) maintain its books and records and accounts in its usual, regular, and ordinary manner in compliance with all applicable laws and governmental orders;

     (v) pay and discharge when due all taxes, assessments and governmental charges imposed upon it or any of its properties, or upon the income or project therefrom in the ordinary course of business consistent with past practice;

     (vi) promptly notify Purchaser of any Material Adverse Change to the Company or the Subsidiaries; and

     (vii) permit representatives of Purchaser to have full access at all reasonable times, and in a manner so as not to interfere with the normal business operations of the Company and the Subsidiaries, to all premises, properties, personnel, books, records (including tax records), contracts, and documents of or pertaining to the Company and the Subsidiaries.

     (b) Without limiting the generality of the foregoing, from the date hereof through the Closing, Sellers shall not and shall cause each of the Company and its Subsidiaries not to:

     (i) engage in any transaction or take or omit to take any action that would result in a breach of any representation or warranty in Article II, III, and IV of this Agreement;

     (ii) declare, set aside, or pay any dividend, except the Dividend;

     (iii) declare or pay any increase in compensation to any officer, director, employee or agent of the Company or any of the Subsidiaries;

     (iv) enter into any Contract that, had it been in effect on the date hereof, would have been required to be listed on Schedule 4.21, except for those Contracts entered into in the ordinary course consistent with past practice;

     (v) permit, allow or suffer any of its properties, assets or rights to be subject to any Lien;

     (vi) incur any long-term indebtedness;

     (vii) make any material capital expenditure or commitment, other than for emergency repairs or replacement, except for those capital expenditures or commitments made in the ordinary course consistent with past practice;

     (viii) terminate, materially modify, assign, or materially amend any Contract required to be listed on Schedule 4.21.

     6.2 Efforts to Consummate Transaction. The Sellers shall cause:


     (a) Nybor to distribute its interest in ACI to Starfire effective as of November 13, 2003 promptly upon receiving approval therefor from the appropriate Governmental or Regulatory Authority;

     (b) the conversion by ACI to a single member limited liability company, Arizona Charlie's, LLC, with Starfire as its sole member promptly upon receiving approval therefor from the appropriate Governmental or Regulatory Authority; and

     (c) (i) the contribution by Starfire of its membership interests in Arizona Charlie's, LLC to the Company and (ii) the contribution by Starfire and Carl C. Icahn of their membership interests in Fresca to the Company, promptly upon receiving approval therefor from the appropriate Governmental or Regulatory Authority.

     (d) From the date hereof through the Closing Date, upon the terms and subject to the conditions set forth in this Agreement, each of the parties shall use its commercially reasonable efforts to take, or cause to be taken, all actions, and to do, or cause to be done, and to assist and cooperate with the other parties in doing, all things necessary, proper or advisable under applicable laws and regulations to consummate and make effective, in the most expeditious manner practicable, the transactions contemplated by this Agreement (including satisfaction, but not waiver, of the closing conditions set forth in Article VIII). The parties will use their commercially reasonable efforts and cooperate with one another (i) in promptly determining whether any filings are required to be made or consents, approvals, waivers, licenses, permits or authorizations are required to be obtained (or, which if not obtained, would result in a Company Material Adverse Effect on the Company or the Subsidiaries or an event of default, termination or acceleration of any agreement or any put right under any agreement) under any applicable Law or regulation or from any Governmental or Regulatory Authority or third parties, and (ii) in promptly making any such filings, in furnishing information required in connection therewith and in timely seeking to obtain any such consents, approvals, permits or authorizations. For purposes of this Section 6.2, Sellers shall not be obligated to make any payment to any third party as a condition to obtaining such party's consent or approval, other than for required filing fees.

     (e) From the date hereof through the Closing Date, Sellers shall give prompt written notice to Purchaser of: (i) any occurrence, or failure to occur, of any event which occurrence or the failure would reasonably be expected to cause any representation or warranty of any of the Sellers contained in this Agreement, if made on or as of the date of such event or as of the Closing Date, to be untrue or inaccurate, except for changes permitted by this Agreement and except to the extent that any representation and warranty is made as of a specified date, in which case, such representation and warranty shall be true, complete and accurate as of such date; or (ii) any failure of the Sellers, the Company, the Subsidiaries or any officer, director, employee, consultant or agent of the Sellers, the Company or the Subsidiaries, to comply with or satisfy any covenant, condition or agreement to be complied with or satisfied by it or them under this Agreement; provided, however, that no such notification shall affect the representations or warranties of the Sellers or the conditions to the obligations of Purchaser hereunder.

     6.3 Financial Statements. As soon as practicable after the same are prepared, but in no event later than April 30, 2004, Sellers shall provide Purchaser with the Audited 2003 Financial Statements. Until the Closing, as soon as practicable after the end of each fiscal quarter but in no event later than 45 days following the end of each such fiscal quarter, Sellers shall provide Purchaser with Interim 2004 Financial Statements relating to the most recent fiscal quarter.

                                  ARTICLE VII

                            ASSIGNMENT AND ASSUMPTION

     7.1 Assignment and Assumption. At the Closing, Sellers and Purchaser shall enter into the Assignment Agreement pursuant to which Sellers will transfer, assign, convey and grant to Purchaser, its successors and assigns forever 100% of Sellers' rights, title and interest to the Membership Interest.

                                  ARTICLE VIII

                    CONDITIONS TO SALE OF MEMBERSHIP INTEREST

     8.1 Conditions to the Obligations of Each Party. The obligations of the Sellers and Purchaser under Article I of this Agreement are subject to the satisfaction, on or prior to the Closing Date, of each of the following conditions precedent:

     (a) All approvals necessary to be obtained by the Company under the Gaming Laws in order to consummate the transaction contemplated hereby shall have been received.

     (b) All approvals necessary to be obtained by the Purchaser under the Gaming Laws in order to consummate the transaction contemplated hereby shall have been received.

     (c) All approvals necessary to be obtained by Parent under the Gaming Laws in order to consummate the transaction contemplated hereby shall have been received.

     (d) All approvals necessary to be obtained by American Real Estate Partners, L.P. ("AREP") under the Gaming Laws in order to consummate the transaction contemplated hereby shall have been received.

                                   ARTICLE IX

                CONDITIONS PRECEDENT TO OBLIGATIONS OF PURCHASER

     The obligations of Purchaser under Article I of this Agreement are subject to the satisfaction, on or prior to the Closing Date, of each of the following conditions precedent:

     9.1 Warranties True as of Both Present Date and Closing Date. Each of the representations and warranties of Sellers contained herein shall have been accurate, true and correct on and as of the date of this Agreement, and shall also be accurate, true and correct in all material respects on and as of the Closing Date with the same force and effect as though made by Sellers on and as of the Closing Date.

     9.2 Compliance by Sellers. Each Seller shall have duly performed and complied with all of its respective covenants, obligations and agreements contained in this Agreement to be performed and complied with by Sellers on or prior to the Closing Date.

     9.3 Sellers' Certificates. Purchaser shall have received a certificate dated as of the Closing Date executed by an authorized officer of Starfire and by Carl C. Icahn certifying as to the fulfillment and satisfaction of the conditions set forth in Sections 9.1 and 9.2.

     9.4 Evidence of Gaming Approval. Purchaser shall have received satisfactory evidence that all approvals necessary under the Gaming Laws to consummate the transactions contemplated under this Agreement have been obtained and are in full force and effect.

     9.5 No Material Adverse Change. No Material Adverse Change to the Company or the Subsidiaries shall have occurred and no event shall have occurred which, in the reasonable judgment of Purchaser, is reasonably likely to have a Material Adverse Effect on the Company or the Subsidiaries.

     9.6 Actions or Proceedings. No action or proceeding by any Governmental Authority or other Person shall have been instituted or threatened which (a) might have a Material Adverse Effect on the Company or the Subsidiaries, or (b) could enjoin, restrain or prohibit, or could result in substantial damages in respect of, any provision of this Agreement or the consummation of the transactions contemplated hereby.

                                   ARTICLE X

                 CONDITIONS PRECEDENT TO OBLIGATIONS OF SELLERS

     The obligations of Sellers under Article I of this Agreement are subject to the satisfaction, on or prior to the Closing Date, of each of the following conditions precedent:

     10.1 Warranties True as of Both Present Date and Closing Date. Each of the representations and warranties of Purchaser contained herein shall have been accurate, true and correct on and as of the date of this Agreement, and shall also be accurate, true and correct in all material respects on and as of the Closing Date with the same force and effect as though made by Purchaser on and as of the Closing Date.

     10.2 Compliance by Purchaser. Purchaser shall have duly performed and complied with its respective covenants, obligations and agreements contained in this Agreement to be performed and complied with by Purchaser on or prior to the Closing Date.

     10.3 Purchaser's Certificate. Sellers shall have received a certificate dated as of the Closing Date executed by an authorized officer of Purchaser certifying as to the fulfillment and satisfying the conditions set forth in Sections 10.1 and 10.2.

     10.4 No Material Adverse Change. No Material Adverse Change to the Company or the Subsidiaries shall have occurred and no event shall have occurred which, in the reasonable judgment of Purchaser, is reasonably likely to have a Material Adverse Effect on the Company or the Subsidiaries.

     10.5 Actions or Proceedings. No action or proceeding by any Governmental Authority or other Person shall have been instituted or threatened which (a) might have a Material Adverse Effect on the Company or the Subsidiaries, or (b) could enjoin, restrain or prohibit, or could result in substantial damages in respect of, any provision of this Agreement or the consummation of the transactions contemplated hereby.

                                   ARTICLE XI

                                   TERMINATION

     11.1 Termination. This Agreement may be terminated at any time on or prior to the Closing Date:

     (a) By written notice of either Sellers or Purchaser, if the Closing shall not have taken place on or before August 31, 2004; provided, however, that the right to terminate this Agreement under this Section 11.1 shall not be available to any party whose willful failure to fulfill any obligation under this Agreement has been the cause of or resulted in the failure of the Closing to occur on or before such date;

     (b) By Purchaser, if there shall have been a material breach of any covenant, representation or warranty or other agreement of Sellers hereunder, and such breach shall not have been remedied within ten Business Days after receipt by Sellers of a notice in writing from Purchaser specifying the breach and requesting such be remedied; or

     (c) By Sellers, if there shall have been a material breach of any covenant, representation or warranty or other agreement of Purchaser hereunder, and such breach shall not have been remedied within ten Business Days after receipt by Purchaser of notice in writing from Sellers specifying the breach and requesting such be remedied.

     11.2 Effect of  Termination.  If this  Agreement is terminated  pursuant to
Section 11.1, all obligations of the parties hereunder shall terminate, except for the obligations set forth in Article XII and Article XIV, which shall survive the termination of this Agreement, and except that no such termination shall relieve any party from liability for any prior willful breach of this Agreement.

                                  ARTICLE XII

                                 INDEMNIFICATION

     12.1 Indemnification by Sellers. Sellers agree jointly and severally to indemnify Purchaser, its Affiliates and their respective officers, directors, employees independent contractors, stockholders, principals, partners, agents, or representatives (each an "Indemnified Person" and collectively, the "Indemnified Persons") against, and to hold each Indemnified Person harmless from, any and all Losses incurred or suffered by any Indemnified Person relating to or arising out of or in connection with (a) any breach of or any inaccuracy in any representation or warranty made by Sellers in this Agreement, or (b) any breach of or failure by any Sellers to perform any of its covenants or obligations set out or contemplated in this Agreement.

     12.2 Claims. As promptly as is reasonably practicable after becoming aware of a claim for indemnification under this Agreement, the Indemnified Person shall promptly give notice to the indemnifying Seller or Sellers ("Indemnifying Person") of such claim and the amount the Indemnified Person will be entitled to receive hereunder from the Indemnifying Person; provided that the failure of the Indemnified Person to promptly give notice shall not relieve the Indemnifying Person of its obligations except to the extent (if any) that the Indemnifying Person shall have been prejudiced thereby. If the Indemnifying Person does not object in writing to such indemnification claim within 30 days of receiving notice thereof, the Indemnified Person shall be entitled to recover, on the thirty-fifth day after such notice was given, from the Indemnifying Person the amount of such claim, and no later objection by the Indemnifying Person shall be permitted; if the Indemnifying Person agrees that it has an indemnification obligation but objects that it is obligated to pay only a lesser amount, the Indemnified Person shall nevertheless be entitled to recover, on the thirty-fifth day after such notice was given, from the Indemnifying Person the lesser amount, without prejudice to the Indemnified Person's claim for the difference. In addition to the amounts recoverable by the Indemnified Person from the Indemnifying Person pursuant to the foregoing provisions, the Indemnified Person shall also be entitled to recover from the Indemnifying Person interest on such amounts at the rate of [Two Times Prime] from, and including, the thirty-fifth day after such notice of an indemnification claim is given to, but not including, the date such recovery is actually made by the Indemnified Person.

     12.3 Notice of Third Party Claims; Assumption of Defense. The Indemnified Person shall give notice as promptly as is reasonably practicable to the Indemnifying Person of the assertion of any claim, or the commencement of any suit, action or proceeding, by any Person not a party hereto (a "Third Party Claim") in respect of which indemnity may be sought under this Agreement; provided that the failure of the Indemnified Person to promptly give notice shall not relieve the Indemnifying Person of its obligations except to the extent (if any) that the Indemnifying Person shall have been prejudiced thereby. The Indemnifying Person may, at its own expense, participate in the defense of any Third Party Claim, suit, action or proceeding (a) upon notice to the Indemnified Person and (b) upon delivery by the Indemnifying Person to the Indemnified Person a written agreement that the Indemnified Person is entitled to indemnification for all Losses arising out of such Third Party Claim, suit, action or proceeding and that the Indemnifying Person shall be liable for the entire amount of any Loss, at any time during the course of any such Third Party Claim, suit, action or proceeding, assume the defense thereof; provided, however, that (i) the Indemnifying Person's counsel is reasonably satisfactory to the Indemnified Person, and (ii) the Indemnifying Person shall thereafter consult with the Indemnified Person upon the Indemnified Person's reasonable request for such consultation from time to time with respect to such Third Party Claim, suit, action or proceeding. If the Indemnifying Person assumes such defense, the Indemnified Person shall have the right (but not the duty) to participate in the defense thereof and to employ counsel, at its own expense, separate from the counsel employed by the Indemnifying Person. If, however, the Indemnified Person reasonably determines in its judgment that representation by the Indemnifying Person's counsel of both the Indemnifying Person and the Indemnified Person would present such counsel with a conflict of interest, then such Indemnified Person may employ separate counsel to represent or defend it in any such Third Party Claim, action, suit or proceeding and the Indemnifying Person shall pay all of the fees and disbursements in connection with the retention of such separate counsel. If the Indemnifying Person fails to promptly notify the Indemnified Party that the Indemnifying Party desires to defend the Third Party Claim pursuant, or if the Indemnifying Person gives such notice but fails to prosecute vigorously and diligently or settle the Third Party Claim, then the Indemnified Party will have the right to defend, at the sole cost and expense of the Indemnifying Person, the Third Party Claim by all appropriate proceedings, which proceedings will be prosecuted by the Indemnifying Person in good faith or will be settled at the discretion of the Indemnifying Person (with the consent of the Indemnifying Person, which consent will not be unreasonably withheld). The Indemnifying Person will have full control of such defense and proceedings, including any compromise or settlement thereof. Whether or not the Indemnifying Person chooses to defend or prosecute any such Third Party Claim, suit, action or proceeding, all of the parties hereto shall cooperate in the defense or prosecution thereof.

     12.4 Settlement or Compromise. Any settlement or compromise made or caused to be made by the Indemnified Person or the Indemnifying Person, of any claim, suit, action or proceeding shall also be binding upon the Indemnifying Person or the Indemnified Person, as the case may be, in the same manner as if a final judgment or decree had been entered by a court of competent jurisdiction in the amount of such settlement or compromise thereof; provided, however, that no obligation, restriction or Loss shall be imposed on the Indemnified Person as a result of such settlement without its prior written consent. The Indemnified Person will give the Indemnifying Person at least 30 days' notice of any proposed settlement or compromise of any Third Party Claim, suit, action or proceeding it is defending, during which time the Indemnifying Person may reject such proposed settlement or compromise; provided, however, that from and after such rejection, the Indemnifying Person shall be obligated to assume the defense of and full and complete liability and responsibility for such Third Party Claim, suit, action or proceeding and any and all Losses in connection therewith in excess of the amount of unindemnifiable Losses which the Indemnified Person would have been obligated to pay under the proposed settlement or compromise.

     12.5 Failure of Indemnifying Person to Act. In the event that the Indemnifying Person does not assume the defense of any Third Party Claim, suit, action or proceeding brought against an Indemnified Person, then any failure of the Indemnified Person to defend or to participate in the defense of any such Third Party Claim, suit, action or proceeding or to cause the same to be done, shall not relieve the Indemnifying Person of any of its obligations under this Agreement.

     12.6 Tax Character. Sellers and Purchaser agree that any payments pursuant to this Article XII will be treated for federal and state income tax purposes as adjustments to the purchase price of the Membership Interest, and that they will report such payments on all Tax Returns consistently with such characterization.

                                  ARTICLE XIII

                                   DEFINITIONS

     13.1 Definitions. Defined Terms. As used in this Agreement, the following defined terms have the meanings indicated below:

     "Accounting Arbitrator" means such accounting firm as is agreed upon by Purchaser and Sellers or, if Purchaser and Sellers cannot agree on an accounting firm, such accounting firm as is selected by two other accounting firms, one selected by Purchaser and the other by Sellers.

     "Affiliate" means, with respect to any specified Person, any other Person that, directly or indirectly, owns or controls, is under common ownership or control with, or is owned or controlled by, such specified Person.

     "Agreement" has the meaning ascribed to it in the recitals.

     "Assets and Properties" of any Person means all assets and properties of every kind, nature, character and description (whether real, personal or mixed, whether tangible or intangible, and wherever situated), including the goodwill related thereto, operated, owned or leased by such Person.

     "Assignment Agreement" has the meaning ascribed to it in Section 1.4.

     "Audited 2003 Financial Statements" means all of the following:

     (a) the audited financial statements of Fresca as of December 31, 2003, consisting of the balance sheet at such date and the related statements of operations, statement of members' equity, and cash flows for the year then ended, each accompanied by the audit report of KPMG LLP, independent public auditors with respect to Fresca; and

     (b) the audited financial statements of ACI and its subsidiary as of December 31, 2003 consisting of the balance sheet at such date and the related statements of operations, shareholders' equity, and cash flows for the year then ended, each accompanied by the audit report of KPMG LLP, independent public auditors with respect to ACI.

     "Bondholders" mean the holders of the Purchaser's senior secured bonds due 2012 issued pursuant to an indenture between the Purchaser and the Trustee.

     "Business Day" means any day of the year other than (i) any Saturday or Sunday or (ii) any other day on which commercial banks located in New York City are generally closed for business.

     "Business or Condition" of any Person means the business, condition (financial or otherwise), properties, assets or results of operations or prospects of such Person, taken as a whole.

     "CERCLA" means the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended, or any successor statutes and any regulations promulgated thereunder.

     "CERCLIS" means the Comprehensive Environmental Response, Compensation and Liability Information System List.

     "Closing"  means the closing of the  transactions  contemplated  by Section
1.3.

     "Closing Balance Sheet" means the unaudited consolidating balance sheet of the Company as of the Closing.

     "Closing Date" means the closing date of the  transactions  contemplated by
Section 1.3.

     "Closing Date Amount" has the meaning ascribed to it in Section 1.4.

     "Contract" means any contract, lease, commitment, understanding, sales order, purchase order, agreement, indenture, mortgage, note, bond, right, warrant, instrument, plan, permit or license, whether written or oral, which is intended or purports to be binding and enforceable.

     "Dividend" means a cash distribution from Arizona Charlie's, LLC to Starfire of an amount not to exceed the amount of cash held by Arizona Charlie's, LLC in excess of $8 million, determined as of the end of the gaming day on the third business day prior to the date of such distribution.

     "Dollars" or numbers proceeded by the symbol "$" means amounts in United States Dollars.

     "Environmental Claim" means any third party (including, without limitations, governmental agencies and employees) action, lawsuit, claim or proceeding (including claims or proceedings under OSHA or similar laws relating to safety of employees) that seeks to impose liability for (a) pollution or contamination of the ambient air, surface water, ground water or land; (b) solid, gaseous or liquid waste generation, handling, treatment, storage, disposal or transportation; (c) exposure to hazardous or toxic substances; (d) the safety or health of employees; or (e) the transportation, processing, distribution in commerce, use or storage of hydrocarbons or chemical substances. An Environmental Claim includes, but is not limited to, a common law action, as well as a proceeding to issue, modify or terminate an Environmental Permit.

     "Environmental Law" means any law, rule, regulation or order of other requirements of law (including common law) any federal, foreign, state or local executive, legislative, judicial, regulatory or administrative agency, board or authority with jurisdiction over the Company or any of the Subsidiaries or any of their respective properties or assets that relates to (a) pollution or protection of human health, natural resources and the environment, including ambient air, surface water, ground water or land; (b) solid, gaseous or liquid waste generation, treatment, storage, disposal or transportation; (c) exposure to Hazardous Materials; (d) the safety or health of employees; or (e) regulation of the manufacture, processing, distribution in commerce, use or storage of Hazardous Materials, including hydrocarbons or chemical substances. Environmental Laws include but are not limited to OSHA, CERCLA, the Clean Air Act, as amended, the Federal Water Pollution Control Act, as amended, the Rivers and Harbors Act of 1899, as amended, the Safe Drinking Water Act, as amended, the Superfund Amendments and Reauthorization Act of 1986 ("SARA"), as amended, the Resource Conservation and Recovery Act of 1976 ("RCRA"), as amended, the Hazardous and Solid Waste Amendments Act of 1984, as amended, the Toxic Substances Control Act, as amended, the Oil Pollution Act of 1990 ("OPA"), as amended, the Hazardous Materials Transportation Act, as amended, and any other federal, foreign, state and local law whose purpose is to conserve or protect human health, the environment, wildlife or natural resources.

     "Environmental Permit" means any permit, license, approval or other authorization under any Environmental Law, applicable law, regulation and other requirement of the United States or any foreign country or of any state, municipality or other subdivision thereof relating to pollution or protection of health or the environment, including laws, regulations or other requirements relating to emissions, discharges, releases or threatened releases of pollutants, contaminants or hazardous substances or toxic materials or wastes into ambient air, surface water, ground water or land, or otherwise relating to the manufacture, processing, distribution, use, treatment, storage, disposal, transportation or handling of hydrocarbons or chemical subsidiaries, pollutants, contaminants or hazardous or toxic materials or wastes.

     "ERISA" means the Employee Retirement Income Security Act of 1974, as amended.

     "Estimated Purchase Price" has the meaning ascribed to it in Section 1.2.

     "Final Purchase Price" has the meaning ascribed to it in Section 1.2.

     "Financial Statements" means all of the following:

     (a) the audited financial statements of Fresca as of December 31, 2002 and December 31, 2001, consisting of the balance sheet at such date and the related statements of operations, members' equity, and cash flows for the year then ended, each accompanied by the audit report of KPMG LLP, independent public auditors with respect to Fresca;

     (b) the audited financial statements of ACI and its subsidiary as of June 30, 2002 and June 30, 2001, consisting of the balance sheets at such date and the related statements of operations, stockholders' equity, and cash flows for the year then ended, each accompanied by the audit report of KPMG LLP, independent public auditors with respect to ACI; and

     (c) the audited financial statements of ACI and its subsidiary as of December 31, 2002, consisting of the balance sheet at such date and the related statements of operations, stockholders' equity, and cash flows for the six-months ended December 31, 2002, accompanied by the audit report of KPMG LLP, independent public auditors with respect to ACI.

     "GAAP" means U.S. generally accepted accounting principles at the time in effect.

     "Gaming Laws" means any federal, state, local or foreign statute, ordinance, rule, regulation, permit, consent, registration, finding of suitability, approval, license, judgment, order, decree, injunction or other authorization, including any condition or limitation placed thereon, governing or relating to the current or contemplated casino and gaming activities and operations and manufacturing and distributing operations of the Company or the Subsidiaries, including, without limitation, the Nevada Gaming Control Act and the rules and regulations promulgated thereunder, the Clark County, Nevada Code, the Municipal Code of the City of Las Vegas and the rules and regulations promulgated thereunder, and any applicable state gaming law and any federal or state laws relating to currency transactions.

     "Governmental or Regulatory Authority" means any court, tribunal, arbitrator, authority, administrative or other agency, commission, gaming authority, licensing board official or other instrumentality of the United States or any state, county, city or other political subdivision.

     "Hazardous Material" means (a) any "hazardous substance," as defined by CERCLA; (b) any "hazardous waste" or "solid waste," in either case as defined by the Resource Conservation and Recovery Act, as amended; (c) any hazardous, dangerous or toxic chemical, material, waste or substance, regulated by any Environmental Law; (d) any radioactive material, including any naturally occurring radioactive material, and any source, special or byproduct material as defined in 42 U.S.C. 2011 et seq. and any amendments or authorizations thereof;
(e) any asbestos-containing materials in any form or condition; (f) any polychlorinated biphenyls in any form or condition; (g) petroleum, petroleum hydrocarbons, or any fraction or byproducts thereof; (h) any air pollutant which is so designated by the U.S. Environmental Protection Agency as authorized by the Clean Air Act; or (i) any mold or microbial/microbiological contaminants that pose a risk to human health or the environment.

     "Icahn LLC Interest" has the meaning ascribed to it in the recitals of this Agreement.

     "Interim 2003 Financial Statements" means all of the following:

     (a) the unaudited internal financial statements of Fresca for the nine months ended September 30, 2003, consisting of the balance sheet at such date and the related statements of operations for the period then ended;

     (b) the unaudited internal financial statements of ACI and its subsidiary for the nine months ended September 30, 2003, consisting of the balance sheets at such date and the related statements of operations for the periods then ending;

     "Interim 2004 Financial Statements" means all of the following:

     (a) the unaudited financial statements of Fresca for each fiscal quarter after December 31, 2003 consisting only of the balance sheet at each such date and the related statements of operations, members' equity and cash flows for the quarters then ending; and

     (b) the unaudited consolidated financial statements of ACI and its subsidiary for each fiscal quarter after December 31, 2003 consisting only of the balance sheet at such date and the related statements of operations, stockholders' equity, and cash flows for the periods then ending.

     "Internal Transactions" has the meaning ascribed to it in the recitals of this Agreement.

     "Knowledge" or "knowledge" means, with respect to the Sellers, the Company and/or the Subsidiaries, in each case the knowledge of any director, officer, senior executive, or member of any of Sellers, Company or any Subsidiary or Carl
C. Icahn.

     "Laws" means all laws, statutes, rules, regulations, ordinances and other pronouncements having the effect of law of the United States or any state, county, city or other political subdivision or of any Governmental or Regulatory Authority.

     "License" means licenses, permits, certificates of authority, authorizations, approvals, registrations, findings of suitability, variances, exemptions, certificates of occupancy, orders, franchises and similar consents granted or issued by any Governmental or Regulatory Authority.

     "Lien" means any mortgage, lien (except for any lien for Taxes not yet due and payable), charge, restriction, pledge, security interest, option, lease or sublease, claim, right of any third party, easement, encroachment, encumbrance or other adverse claim of any kind or description.

     "Loss" or "Losses" means any and all liabilities, losses, costs, claims, damages (including consequential damages), penalties and expenses (including attorneys' fees and expenses and costs of investigation and litigation).

         "Material Adverse Effect" or "Material Adverse Change," as to any Person, means a material adverse change (or circumstance involving a prospective change) in the Business or Condition of such Person.

     "Membership Interest" has the meaning ascribed to it in the Recitals of this Agreement.

     "National Priorities List" means the list of priority contaminated sites maintained by the United States Environmental Protection Agency as contemplated by Section 105 of CERCLA.

     "Order" means any writ, judgment, decree, injunction or similar order of any Governmental or Regulatory Authority (in each such case whether preliminary or final).

     "OSHA" means the Occupational Safety and Health Act, as amended, or any successor statute, and any regulations promulgated thereunder.

     "Parent"  means  American   Entertainment   Properties  Corp.,  a  Delaware
corporation that is 100% owned by American Real Estate Holdings Limited Partnership and owns 100% of the issued and outstanding equity of Purchaser.

     "Permitted Encumbrances" means, as applicable, those exceptions to title listed in Schedule B - Section 2 of that certain Commitment for Title Insurance issued by Lawyers Title of Nevada, order number 03120105RM with an effective date of November 26, 2003 (the "ACI Title Commitment") and that certain Commitment for Title Insurance issued by Lawyer Title of Nevada, order number 03120106RM with an effective date of December 9, 2003 (the "Fresca Title Commitment") other than (i) items 43, 44, 48, 49, 50, 51 and 52 of Schedule B -
Section 2 of the ACI Title Commitment,  (ii) items 66, 67, 68, 69 of Schedule B-
Section 2 of the Fresca Title Commitment, (iii) any taxes shown on either the ACI Title Commitment or the Fresca Title Commitment that are due and payable,
(iv) any monetary Liens not created by the owner of the easement parcel, and (v) any exception which materially, adversely effects the property or the business conducted thereon as presently operated.

     "Person" means any natural person, corporation, limited liability company, general partnership, limited partnership, proprietorship, other business organization, trust, union, association or Governmental or Regulatory Authority.

     "Plans" shall mean all material pension and profit sharing, retirement and post retirement welfare benefit, health insurance benefit (medical, dental and vision), disability, life and accident insurance, sickness benefit, vacation, employee loan and banking privileges, bonus, incentive, deferred compensation, workers compensation, stock purchase, stock option, phantom stock and other equity-based, severance, employment, change of control or fringe benefit plans, programs, arrangements or agreements, whether written or oral, including any employee benefit plans defined in Section 3(3) of ERISA., maintained or contributed to by the Company or any of the Subsidiaries.

     "Purchaser" has the meaning ascribed to it in the recitals of this Agreement.

     "Seller" has the meaning ascribed to it in the recitals of this Agreement.

     "Sellers" has the meaning ascribed to it in the recitals of this Agreement.

     "Starfire" has the meaning ascribed to it in the recitals of this Agreement.

     "Starfire LLC Interest" has the meaning ascribed to it in the recitals of this Agreement.

     "Subsidiary"  means Fresca,  ACI, Arizona  Charlie's,  LLC and Jetset Tours
LLC.

     "Tax Return" means any report, return, document, declaration or other information or filing required to be supplied to any taxing authority or jurisdiction (foreign or domestic) with respect to Taxes, including attachments thereto and amendments thereof, and including, without limitation, information returns, any documents with respect to or accompanying payments of estimated Taxes, or with respect to or accompanying requests for the extension of time in which to file any such report, return, document, declaration or other information.

     "Taxes" means any and all taxes, charges, fees, levies, duties, liabilities, impositions or other assessments, including, without limitation, income, gross receipts, profits, excise, real or personal property, environmental, recapture, sales, use, value-added, withholding, social security, retirement, employment, unemployment, occupation, service, license, net worth, payroll, franchise, gains, stamp, transfer and recording taxes, fees and charges, imposed by the Internal Revenue Service ("IRS") or any other taxing authority (whether domestic or foreign including, without limitation, any state, county, local or foreign government or any subdivision or taxing agency thereof (including a United States possession)), whether computed on a separate, consolidated, unitary, combined or any other basis; and such term shall include any interest whether paid or received, fines, penalties or additional amounts attributable to, or imposed upon, or with respect to, any such taxes, charges, fees, levies, duties, liabilities, impositions or other assessments.

     "Tax" shall have a correlative meaning.

     "Third Party Claim" has the meaning ascribed to it in Section 12.3.

     "Two Times Prime" means two times the prime rate published by Citibank, N.A.

     "Working Capital" means, as of the Closing Date, the amount calculated by subtracting the current liabilities of Fresca and ACI as of that date from the current assets of Fresca and ACI and its subsidiaries as of that date, in each case determined from the Closing Balance Sheet.

     "Working Capital Reconciliation" means a statement reconciling the Working Capital included in the Closing Balance Sheet with the working capital of Fresca and ACI and its subsidiary as of September 30, 2003.

     "Working  Capital  Objection"  shall have the  meaning set forth in Section
1.4.

                                  ARTICLE XIV

                                  MISCELLANEOUS

     14.1 Investigation. It shall be no defense to an action for breach of this Agreement that Purchaser or its agents have (or have not) made investigations into the affairs of the Company or that the Company or Sellers could not have known of the misrepresentation or breach of warranty.

     14.2 Survival of Representations and Warranties. The representations and warranties of the parties hereunder shall survive the Closing.

     14.3 Entire Agreement. This Agreement, including the schedules and exhibits hereto, which are incorporated herein and made an integrated part hereof, constitutes the entire agreement between the parties hereto and supersedes any and all prior discussions and agreements between the parties relating to the subject matter hereof.

     14.4 Waiver. Any term or condition of this Agreement may be waived at any time by the party that is entitled to the benefit thereof, but no such waiver shall be effective unless set forth in a written instrument duly executed by or on behalf of the party waiving such term or condition. No waiver by any party of any term or condition of this Agreement, in any one or more instances, shall be deemed to be or construed as a waiver of the same or any other term or condition of this Agreement on any future occasion. All remedies, either under this Agreement or by Law or otherwise afforded, will be cumulative and not alternative.

     14.5 Amendment. This Agreement may be amended, supplemented or modified only by a written instrument duly executed by or on behalf of each party hereto.

     14.6 No Third Party Beneficiary. Notwithstanding the rights of the Bondholders and Bear, Stearns & Co., Inc. as set forth in Sections 14.4 and 14.5 of this Agreement, the terms and provisions of this Agreement are intended solely for the benefit of each party hereto and their respective successors or permitted assigns, and it is not the intention of the parties to confer third party beneficiary rights upon any other Person, except that (a) each Indemnified Persons shall be a third party beneficiary of Article XII, and (b) AREP shall be a third party beneficiary of Section 14.14.

     14.7 Assignment; Binding Effect. No party may assign this Agreement or any right, interest or obligation hereunder without the prior written consent of the other Parties. This Agreement is binding upon, inures to the benefit of and is enforceable by the parties hereto and their respective successors and assigns.

     14.8 Headings. The headings used in this Agreement have been inserted for convenience of reference only and do not define or limit the provisions hereof.

     14.9 Invalid Provisions. If any provision of this Agreement is held to be illegal, invalid or unenforceable under any present or future Law, and if the rights or obligations of any party hereto under this Agreement will not be materially and adversely affected thereby, (a) such provision will be fully severable, (b) this Agreement will be construed and enforced as if such illegal, invalid or unenforceable provision had never comprised a part hereof, and (c) the remaining provisions of this Agreement will remain in full force and effect and will not be affected by the illegal, invalid or unenforceable provision or by its severance here from.

     14.10 Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of New York without giving effect to the conflicts of laws principles thereof.

     14.11 Counterparts. This Agreement may be executed in any number of counterparts, each of which will be deemed an original, but all of which together will constitute one and the same instrument.

     14.12 Waiver of Jury Trial. EACH PARTY HERETO HEREBY WAIVES TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM BROUGHT BY ANY OF THEM AGAINST ANY OTHER ARISING OUT OF OR IN ANY WAY CONNECTED WITH THIS AGREEMENT, OR ANY OTHER AGREEMENTS EXECUTED IN CONNECTION HEREWITH OR THE ADMINISTRATION THEREOF OR ANY OF THE TRANSACTIONS CONTEMPLATED HEREIN OR THEREIN. No party to this Agreement shall seek a jury trial in any lawsuit, proceeding, counterclaim, or any other litigation procedure based upon, or arising out of, this Agreement or any related instruments or the relationship between the parties. No party will seek to consolidate any such action in which a jury trial has been waived with any other action in which a jury trial cannot be or has not been waived. THE PROVISIONS OF THIS SECTION HAVE BEEN FULLY DISCUSSED BY THE PARTIES HERETO, AND THESE PROVISIONS SHALL BE SUBJECT TO NO EXCEPTIONS. NO PARTY HAS IN ANY WAY AGREED WITH OR REPRESENTED TO ANY OTHER PARTY THAT THE PROVISIONS OF THIS SECTION WILL NOT BE FULLY ENFORCED IN ALL INSTANCES.

     14.13 Consent to Jurisdiction. Each party irrevocably submits to the exclusive jurisdiction of any NY State Court in the County of New York or any courts of the United States of America located in the Southern District of New York, and each party hereby agrees that all suits, actions and proceedings brought by such party hereunder shall be brought in any such court. Each party irrevocably waives, to the fullest extent permitted by law, any objection which it may now or hereafter have to the laying of the venue of any such suit, action or proceeding brought in any such court, any claim that any such suit, action or proceeding brought in such a court has been brought in an inconvenient forum and the right to object, with respect to any such suit, action or proceeding brought in any such court, that such court does not have jurisdiction over such party or the other party. In any such suit, action or proceeding, each party waives, to the fullest extent it may effectively do so, personal service of any summons, complaint or other process and agrees that the service thereof may be made by any means permitted by Section 14.14 (other than facsimile transmission). Each party agrees that a final non-appealable judgment in any such suit, action or proceeding brought in such a court shall be conclusive and binding.

     14.14 Expenses. All expenses, costs and fees in connection with the transactions contemplated hereby (including fees and disbursements of counsel, consultants and accountants) incurred by (a) Sellers shall be paid and borne exclusively by Sellers, and (b) Purchaser shall be paid and borne exclusively by Purchaser. Notwithstanding the foregoing, if: (i) the Closing does not occur as a result of the failure of Sellers to receive any requisite approval under Gaming Laws, or (ii) this Agreement is terminated prior to the Closing and such termination results from any breach by Sellers of any representation, warranty or covenant by Sellers, then Sellers shall reimburse Purchaser and AREP for all such expenses, fees and cash, including for all expenses, fees and cash incurred in connection with obtaining high yield or other financing.

     14.15 Notices. All notices, request, demands and other communications hereunder shall be in writing and shall be delivered personally, by certified or registered mail, return receipt requested, and postage prepaid, by courier, or by facsimile transmission, addressed as follows:

                           If to Starfire:

                           Starfire Holding Corporation
                           100 South Bedford Road Suite 210
                           Mt. Kisco, NY 10549

                           If to Carl C. Icahn :

                           Carl C. Icahn
                           Icahn Associates Corp.
                           767 Fifth Avenue, 47th floor
                           New York NY 10153

                           If to Purchaser:

                           American Real Estate Partners, L.P.
                           100 South Bedford Rd.
                           Mt. Kisco, NY 10549


                           With a copy to:

                           Debevoise & Plimpton LLP
                           919 Third Avenue
                           New York, NY 10022
                           Attention:  William D. Regner

or to such other address as a party may from time to time designate in writing in accordance with this Section. Each notice or other communication given to any party hereto in accordance with the provisions of this Agreement shall be deemed to have been received (a) on the Business Day it is sent, if sent by personal delivery, (b) the earlier of receipt of three Business Days after having been sent by certified or registered mail, return receipt requested and postage prepaid, (c) on the Business Day it is sent, if sent by facsimile transmission and an activity report showing the correct facsimile number of the party on whom notice is served and the correct number of pages transmitted is obtained by the sender (provided, however, that such notice or other communication is also sent by some other means permitted by this Section 14.14, or (d) on the first Business Day after sending, if sent by courier or overnight delivery.

                            [Signature Page Follows]






     IN WITNESS WHEREOF, this Agreement has been duly executed and delivered by the duly authorized officer of each party hereto as of the date first above written.

                          Starfire Holding Corporation

                          By:_________________________________________
                                Name:  Carl C. Icahn
                                Title: President

                              ________________________________________
                                   Carl C. Icahn

                          American Casino & Entertainment Properties LLC
                          By: American Entertainment Properties Corp.,
                                its sole member

                               By:______________________
                                   Name:  Richard Brown
                                   Title:    President

   [Signature Page to the Membership Interest Purchase Agreement by and among
        Starfire Holding Corporation, Carl C. Icahn and American Casino & Entertainment Properties LLC selling interest in Charlie's Holding LLC]

                                    Exhibit A

                       Assignment and Assumption Agreement

     Assignment and Assumption Agreement, dated as of __________, 2004, among American Casino & Entertainment Properties LLC, as Purchaser ("Purchaser"), Starfire Holding Corporation ("Starfire"), and Carl C. Icahn ("Carl C. Icahn" and a "Seller" and, together with Starfire, the "Sellers"). Capitalized terms used herein shall have the meanings attributed to them in the Membership Interest Purchase Agreement, dated as of even date herewith, between Purchaser and Sellers (the "Membership Interest Purchase Agreement").

     In consideration of the purchase and sale of the membership interests in accordance with the Membership Purchase Agreement, Purchaser and Sellers agree as follows:

     1. Sellers hereby transfer and convey of all of their right, title and interest in and to the Operating Agreement of Charlie's Holding LLC (the "LLC") to Purchaser.

     2 Purchaser hereby accepts all of Sellers' right, title and interest in and to the LLC.

     3. As a result of the foregoing, Purchaser is the sole owner and member of the LLC.

     IN  WITNESS   WHEREOF,   the  parties  have   executed   this  document  on
_________________, 2004.

                          Starfire Holding Corporation

                          By:_________________________________________
                                Name:
                                Title:

                                ______________________________
                                   Carl C. Icahn

                          American Casino & Entertainment Properties LLC

                          By: American Entertainment Properties Corp.,
                                 its sole member

                               By:______________________
                                  Name:
                                  Title:

         [Signature Page to the Assignment and Assumption Agreement by
                 and among Starfire Holding Corporation, Carl C.
            Icahn and American Casino & Entertainment Properties LLC
                  assigning interest in Charlie's Holding LLC]